UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 26, 2011

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State of other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of principal executive offices)	(ZipCode)

Registrant’s telephone number, including area code           (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Nelnet, Inc. (the “Company”) held its 2011 annual shareholders’ meeting on May 26, 2011.  At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:

Proposal 1:  Election of Directors.  Our shareholders elected the following eight directors to hold office until the 2012 annual meeting of shareholders and until their successors have been duly elected or appointed.

				Broker
	For	Against	Abstain	Non-Votes

Michael S. Dunlap	128,572,358	485,438	147	2,934,752

Stephen F. Butterfield	128,745,969	311,788	186	2,934,752

James P. Abel	128,743,117	314,400	426	2,934,752

Kathleen A. Farrell	128,751,168	306,348	427	2,934,752

Thomas E. Henning	128,748,309	309,208	426	2,934,752

Brian J. O'Connor	128,742,603	307,259	8,081	2,934,752

Kimberly K. Rath	128,747,566	309,898	479	2,934,752

Michael D. Reardon	128,743,075	314,440	428	2,934,752

Proposal 2:  Ratification of the appointment of KPMG LLP.  Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2011.

			Broker
For	Against	Abstain	Non-Votes

131,658,572	327,236	6,887	-

Proposal 3:  Advisory vote on executive compensation.  Our shareholders approved, by an advisory vote, the compensation of our named executive officers.

			Broker
For	Against	Abstain	Non-Votes

128,772,340	276,854	8,749	2,934,752

Proposal 4:  Advisory vote on the frequency of future advisory votes on executive compensation.   Our shareholders approved, by an advisory vote, an annual advisory vote on compensation of our named executive officers (as opposed to an advisory vote every two years or every three years).

				Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes

127,224,484	123,902	1,650,318	59,239	-

Based on these results and consistent with the Board’s previous recommendation to the Company’s shareholders in connection with such vote, on May 26, 2011, following our annual meeting of shareholders, our Board of Directors determined that, until the next vote on the frequency of holding advisory votes on executive compensation, the Company will hold a non-binding advisory vote on executive compensation every year.  In accordance with United States Securities and Exchange Commission regulations, the Company must hold votes on the frequency of holding such advisory votes at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 27, 2011
NELNET, INC.

By:	/s/ TERRY J HEIMES
Name:	Terry J. Heimes
Title:	Chief Financial Officer

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